UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2008

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, on July 8, 2008, we completed the sale of all of the outstanding capital stock of El Callao Gold Mining Company (“El Callao”) and Drake-Bering Holdings B.V. (“Drake-Bering”) to Rusoro MH Acquisition, Ltd. (“Buyer”), a wholly-owned subsidiary of Rusoro Mining Ltd. (“Rusoro”). Prior to the closing, Hecla Limited, our wholly-owned subsidiary, owned directly all of the outstanding capital stock of El Callao and indirectly all of the issued and outstanding shares in the capital of Drake-Bering Holdings B.V. Together, El Callao and Drake-Bering represented our business and operations in Venezuela.

As a result of the above-described transaction, pursuant to SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” our Venezuelan business and operations were classified as held for sale and the results of its operations reported in discontinued operations for all periods presented in our Quarterly Report on Form 10-Q for the period ended June 30, 2008, as filed with the SEC on August 6, 2008.

Under applicable Securities and Exchange Commission (“SEC”) guidance, if a company files or amends registration statements that incorporate by reference financial statements as of a date on or after the date the company reports a discontinued operation, the company must present the financial information in those prior period financial statements to reflect the discontinued operation.

As a result of the discontinuation of our Venezuela business and operations and the SEC guidance described above regarding the presentation of discontinued operations in prior period financial statements, we are filing this Current Report on Form 8-K with the exhibits hereto to conform certain financial information presented in our Annual Report on Form 10-K for the period ended December 31, 2007 and in our subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and Current Reports on Form 8-K (the “Subsequent Reports”) to the presentation of the discontinued operation in our second quarter 2008 Form 10-Q.

The following Items from our Annual Report on Form 10-K for the period ended December 31, 2007 and Subsequent Reports are being recast to reflect the discontinued operations treatment of our Venezuelan business and operations (which Items as updated are attached as Exhibit 99.1 hereto):

Item 6. – Selected Financial Data

Item 7. – Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 8. – Financial Statements and Supplementary Data

All other items in our Form 10-K and Subsequent Reports are not changed by this filing. This filing does not reflect any subsequent event information or events other than the adjustments to reflect the reclassification of our Venezuela business and operations to discontinued operations as described above.

This filing also includes as Exhibit 99.2 Unaudited Pro Forma Condensed Combined Financial Statements, which is being provided to update the pro forma information to reflect the retrospective adjustment for the discontinued Venezuelan operations and to provide updated pro forma information through June 30, 2008. The Unaudited Pro Forma Condensed Combined Financial Statements show the effect of acquisition of approximately 70.3% interest in the Greens Creek Joint Venture, from Kennecott Minerals Holding Company for $700 million in cash and approximately $50 million of Hecla common stock, and the effect of the July 8, 2008 sale of our discontinued Venezuelan operations.The unaudited pro forma condensed combined statements of continuing operations and related notes have been prepared based on historical financial statements of Hecla and 70.3% of the Joint Venture to assist shareholders in analyzing the potential financial results of the combined company. The unaudited pro forma condensed consolidated balance sheet and related notes have been prepared based on historical financial statements of Hecla to assist shareholders in analyzing the effects of the completion of the sale of our discontinued Venezuelan operations.

This Current Report on Form 8-K should be read in conjunction with our Annual Report on Form 10-K for the period ended December 31, 2007, our Subsequent Reports, our Quarterly Report on Form 10-Q for the period ended June 30, 2008, as well as our other filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Hecla Mining Company. Items 6, 7, and 8 as previously filed on February 29, 2008, in our Annual Report on Form 10-K for the period ended December 31, 2007 are revised to reflect discontinued operations, and are filed as Exhibit 99.1 and incorporated in their entirety herein by reference.

(b)  Pro forma financial information. The pro forma financial information is furnished as Exhibit 99.2 and incorporated in its entirety herein by reference.

(c)	Exhibits.

Exhibit Number	Description

23.1	Consent of BDO Seidman, LLP
23.2	Consent of PricewaterhouseCoopers LLP
99.1

Audited consolidated financial statements of Hecla Mining Company for the years ended December 31, 2007, 2006, and 2005, as revised for the effect of discontinued operations and with revised Note 16 thereto relating to the Greens Creek Joint Venture

99.2

Unaudited pro forma combined condensed financial statements of Hecla Mining Company giving effect to the acquisition of interests in the Greens Creek Joint Venture it did not already own through its subsidiary for the year ended December 31, 2007 and the six months ended June 30, 2008, and the completion of the July 8, 2008 sale of our discontinued Venezuelan operations, as of June 30, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 2, 2008

Hecla Mining Company

By:	/s/ Philip C. Wolf
Philip C. Wolf Senior Vice President & General Counsel